EXHIBIT 3.85
FORM LLC-5.5
JANUARY 2000
JESSE WHITE
SECRETARY OF STATE
DEPARTMENT OF BUSINESS SERVICES
LIMITED LIABILITY COMPANY DIVISION
ROOM 359, HOWLETT BUILDING
SPRINGFIELD, IL 62756
http://www.sos.state.il.us
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”
Illinois Limited Liability Company Act
Articles of Organization
Must be typewritten
This space for use by Secretary of State
Date 08-03-2001
Assigned File # 0058590-4
File Fee $400
Approved: /s/
This space for use by Secretary of State
FILED
AUG 03 2001
JESSE WHITE
SECRETARY OF STATE
PAID AUG 06 2001
1. Limited Liability Company Name: Granite City Illinois Hospital’ Company, LLC
(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, Inc., ltd., co., limited partnership, or L.P.)
2. If transacting business under an assumed name, complete and attach Form LLC-1.20.
3. The address of its principal place of business: (Post office box alone and c/o are unacceptable.)
155 Franklin Road, Suite 400, Brentwood, TN 37027
4. The Articles of Organization are effective on: (Check one)
a) ☑ the filing date, or b) ☐ another date later than but not more than 60 days subsequent to the filing date: (month, day, year)

5. The registered agent’s name and registered office address is:
Registered agent: Illinois Corporation Service Company
First Name      Middle Initial      Last Name
Registered Office: 700 S. Second Street Springfield 62704 Sangamon
(P.O. Box and c/o are unacceptable) Number Street Suite # City ZIP Code County
6. Purpose or purposes for which the LLC is organized: Include the business code # (IRS Form 1065). (If not sufficient space to cover this point, add one or more sheets of this size.) 551112 “The transaction of any or all lawful business for which limited liability companies may be organized under this Act.”
7. The latest date, if any, upon which the company is to dissolve Perpetual (month, day, year)
Any other events of dissolution enumerated on an attachment. (Optional)
8. Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment
If yes, state the provisions(s) from the ILLCA.      ☐ Yes ☑ No
9. a) Management is by manager(s): If yes, list names and business addresses. ☐ Yes ☑ No
b) Management is vested in the member(s): ☑ Yes ☐ No
If yes, list names and addresses.
Granite City Hospital Corporation
155 Franklin Road, Suite 400
Brentwood, TN 37027
10. I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the I of my knowledge and belief, true, correct and complete.
Dated July 31, 2001
(Month/Day) (Year)

Signature(s) and Name(s) of Organizer(s)	Business Address(es)

1. /s/ Virginia D. Lancaster	1. 155 Franklin Road, Suite 400
signature	Number Street

Virginia D. Lancaster, Organizer	Brentwood, TN 37027
(Type or print name and title)	City/Town

(Name if a corporation or other entity)	State ZIP code

2. Signature	2. Number Street

(Type or print name and title)	City/Town

(Name if a corporation or other entity)	State ZIP code

3. Signature	3. Number Street

(Type or print name and title)	City/Town

(Name if a corporation or other entity)	State ZIP Code
(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be on conformed copies.)

FORM LLC-5.25
JANUARY 1999
JESSE WHITE
SECRETARY OF STATE
DEPARTMENT OF BUSINESS SERVICES
LIMITED LIABILITY COMPANY DIVISION
ROOM 359, HOWLETT BUILDING
SPRINGFIELD, IL 62756
http://www.sos.state.il.us
Payment must be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)
Illinois Limited Liability Company Act
Articles of Organization
Filing Fee (see note).
SUBMIT IN DUPLICATE
Must be typewritten
This space for use by Secretary of State
Date 11-17-2003
Assigned File # 00585904
File Fee $25.00
Approved: /s/
This space for use by Secretary of State
FILED
NOV 17 2003
JESSE WHITE
SECRETARY OF STATE
PAID NOV 17 2003
1. Limited Liability Company name GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC
2. File number assigned by the Secretary of 00 585904
3. Federal Employer Identification Number (F.E.I.N.): 36-4460628
4. These Articles of Amendment are effective on ☑ the file date or a later date being     , not to exceed 30 days after the file date.
5. The company has elected in its operating agreement to be governed by the amendatory Act of 1997: ☐ Yes ☐ No

6. The Articles of Organization are amended as follows: (Attach a copy of the text of each amendment adopted.) (Address changes of P.O. Box and c/o are unacceptable)
☐ a) Admission of a new member (give name and address below)
☐ b) Admission of a new manager (give name and address below)
☐ c) Withdrawal of a member (give name below)
☐ d) Withdrawal of a manager (give name below)
☐ e) Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)
☑ f) Change of registered agent and/or registered agent’s office (give new name and address, including county below)
☐ g) Change in the limited liability company’s name (list below)
☐ h) Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization
☐ i) Other (give information below)
To change the Registered Agent and Registered Office of the Limited Liability Company to:
National Registered Agents, Inc.
208 South LaSalle Street, Suite 1855
Chicago, IL 60604     County of Cook
7. This amendment was adopted by the managers. S. 5-25(3)      ☐ Yes ☑ No
a) Not less than minimum number of managers so approved.      ☐ Yes ☑ No
b) Member action was not required. ☐ Yes ☑ No
8. This amendment was adopted by the members. S. 5-25(4)      ☑ Yes ☐ No
Not less than minimum number of members so approved.
9. The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.
Dated October 23, 2003
(Month & Day) (Year)
/s/ Sherry A. Connelly
(Signature)
Sherry A. Connelly, Asst. Sec.

Granite City Hospital Corporation
(Type or print Name and Title)
Sole Member
(if applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)
NOTE: * If the the company has elected in its operating agreement to be governed by the amendatory Act of 1997, and the only change reported is a change in the registered agent and/or registered office, the filing fee is $25.
If the the company has not elected in its operating agreement to be governed by the amendatory Act of 1997, and/or other changes are also reported, the filing fee is $100.